UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 23, 2008 (December 19, 2008

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in Charter)

Florida	001-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida		34994
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:     (772) 287-4000

 ________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SEACOAST BANKING CORPORATION OF FLORIDA

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 19, 2008, the Board of Directors of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”), upon recommendation of the Company’s Nominating and Governance Committee, elected H. Gilbert Culbreth, Jr. to the Board of Directors to fill the vacancy created with the retirement of John R. Santarsiero, Jr.  Mr. Santarsiero’s retirement from the Board on August 26, 2008 was previously announced on the Current Report on Form 8-K dated August 28, 2008.

Mr. Culbreth will serve as a Class I director, with an initial term expiring at the Company’s 2009 annual meeting of shareholders, and will stand for re-election at that meeting. There are no arrangements or understandings between Mr. Culbreth and the Company or any other persons pursuant to which he was selected as a director.  There are no reportable transactions requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Culbreth has served on the Board of Directors and the Directors Loan Committee for the Company’s principal bank subsidiary, Seacoast National Bank, since April 2006.  Mr. Culbreth receives compensation for his service as a director in accordance with the Company’s customary director compensation policies, under which Board members who are not executive officers of the Company or its subsidiaries are paid an annual retainer of $23,000 for their service as directors, $700 for each Board meeting attended, $700 for each committee meeting attended and $800 for each committee meeting chaired.  Mr. Culbreth is also eligible to participate in the Directors’ Deferred Compensation Plan.

A copy of the related press release dated December 22, 2008 announcing the appointment of Mr. Culbreth to the Company’s Board of Directors is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press release announcing the appointment of H. Gilbert Culbreth, Jr. to the Board of Directors of Seacoast

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

/s/ Dennis S. Hudson, III

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Date:  December 23, 2008

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